SCHEDULE TO FORM OF AGREEMENT ENTERED INTO
WITH CERTAIN EXECUTIVE OFFICERS

The Company has entered into Agreements ("Change in Control Agreements") with the following executive officers1:

Executive Officer	Date Agreement Executed
Christopher J. Benjamin	March 1, 2010
Norbert M. Buelsing	March 1, 2010
Meredith J. Ching	March 1, 2010
Nelson N. S. Chun	March 1, 2010
Matthew J. Cox	March 1, 2010
Stanley M. Kuriyama	March 1, 2010
Joel M. Wine	September 1, 2011

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1 This is a listing of those executive officers with Change in Control Agreements; it is not a complete list of the executive officers of Alexander & Baldwin, Inc.